UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2004

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number.)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island 02903
(Address of principal executive offices)

Registrant's telephone number, including area code: (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

                      On October 27, 2004, Textron entered into a Master Services Agreement with Computer Sciences Corporation ("CSC") that provides for the outsourcing to CSC of Textron's global information technology infrastructure. Pursuant to the agreement, on and after January 2, 2005, CSC will operate and manage the information technology infrastructure systems of Textron, consisting of mainframe computer systems, midrange computer systems, workstation and lap top computers and voice and data telecommunications network and will provide help desk services. The amounts payable under the agreement are anticipated to be approximately $1.1 billion over the full 10 year term.

            Under the agreement, Textron will make available to CSC certain of its owned and leased equipment and assets that are presently used in its information technology systems. Approximately 250 Textron employees currently manage Textron's information technology infrastructure and, as part of the agreement, will be offered employment by CSC. In addition to the transfer of assets and employees, Textron will assign or novate certain of its existing service and maintenance agreements to CSC. Over the initial years of the agreement, it is expected that CSC will consolidate, integrate and manage upgrades of Textron's information technology systems. Textron has the right to pre-approve the use by CSC of any subcontractor to perform services above a specified dollar value. Textron maintains control over its information technology architecture, standards and strategic direction, and Textron has the right to approve significant design, equipment purchase and related decisions by CSC.

            The term of the agreement is 10 years. Textron may terminate the agreement for cause or upon a change of control of CSC. Textron also may terminate the agreement in whole or with respect to one or more of the areas of services provided under the agreement prior to the expiration of the 10 year term upon payment of a variable termination fee that declines over time. If certain performance measures are not met, Textron may, depending on the circumstances, terminate all or part of the agreement or be rebated certain service charges. Textron may require CSC to transfer Textron's data to Textron at any time during the term of the agreement and upon expiration or termination of the agreement. In addition, upon expiration or termination of the agreement, Textron may request CSC to transfer assets and contracts used to provide services under the agreement.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

By:	s/Michael D. Cahn
Name:	Michael D. Cahn
Title:	Senior Associate General Counsel - Securities and Assistant Secretary

 Dated: November 1, 2004